UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_________________________
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2019
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Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	000-03134 (Commission File Number)	34-1867219 (I.R.S. Employer Identification No.)
6065 Parkland Boulevard, Cleveland, Ohio (Address of principal executive offices)		44124 (Zip Code)
440-947-2000 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Park-Ohio Industries, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	333-43005-01 (Commission File Number)	34-6520107 (I.R.S. Employer Identification No.)
6065 Parkland Boulevard, Cleveland, Ohio (Address of principal executive offices)		44124 (Zip Code)
440-947-2000 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2019, Edward F. Crawford, President and a member of the boards of directors of Park-Ohio Holdings Corp. (“Holdings”) and its operating subsidiary, Park-Ohio Industries, Inc. (“Industries”), was confirmed by the United States Senate to be the U.S. Ambassador to the Republic of Ireland. As a result, effective June 17, 2019 Mr. Crawford has retired and resigned as President and from the boards of directors of Holdings and Industries.
Edward Crawford previously served as Chairman and Chief Executive Officer for 26 years and as a member of the boards of Holdings and Industries for 27 years.
In connection with Edward Crawford’s retirement, the independent directors of Industries approved a one-time retirement payment to Edward Crawford in the amount of $6,000,000.
Mr. Matthew Crawford, age 49, in addition to serving as Chairman and Chief Executive Officer, will serve as President of Holdings and Industries.  Matthew Crawford previously served as President and Chief Operating Officer from 2003 to May 11, 2018 and has been a director since 1997.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Park-Ohio Holdings Corp.

By:	/s/ Robert D. Vilsack

Name:	Robert D. Vilsack

Title:	Secretary
Date: June 18, 2019

Park-Ohio Industries, Inc.

By:	/s/ Robert D. Vilsack

Name:	Robert D. Vilsack

Title:	Secretary
Date: June 18, 2019